Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended and restated, of our reports dated March 12, 2026, with respect to the consolidated financial statements of Eastman Kodak Company and the effectiveness of internal control over financial reporting of Eastman Kodak Company included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Rochester, New York

July 1, 2026